Exhibit (3)

                             VOTING TRUST AGREEMENT

      This Voting Trust Agreement (the "Agreement") entered into as of September 28, 2004 by and among Lu Pingji ("Voting Trustee") and each of the persons listed under the caption "Stockholders" on the signature page hereto and listed on Exhibit A attached hereto, such persons being certain of the stockholders of Lanbo Financial Investment Company Group Limited, a company incorporated under the laws of the British Virgin Islands (hereinafter referred to as "Lanbo" or the "Company"). The Stockholders shall be referred to herein collectively as the "Stockholders" and individually as the "Stockholder".

                                    RECITALS

      The Stockholders deem it for the best interest of the Company and themselves to act together concerning the direction of the affairs of the Company, in order to secure continuity and stability of policy and management, to provide a conservative and constructive administration and to promote the continuous and uninterrupted development of business policies, and to that end to unite the voting power held by them and to vest such power in the Voting Trustee.

      NOW, THEREFORE, it is mutually agreed as follows:

      1. Each Stockholder shall deliver, or cause to be delivered, to the Voting Trustee a certificate or certificates representing the shares of capital stock of the Company, par value USD 1.00 per share, in such amount as set forth next to the name of each Stockholder on Exhibit A hereto ("Lanbo Shares"). The certificate or certificates representing the Lanbo Shares shall be accompanied by a proper and sufficient instrument, duly executed for the transfer of such shares to the Voting Trustee, and with all necessary transfer tax stamps, if any, thereto affixed. The Stockholders warrant and represent that: (i) the Lanbo Shares have been issued by the Company subject to a capital contribution note ("Note"), with the original principal amount and outstanding balance of such Note set forth on Exhibit A, and (ii) the Lanbo Shares are subject to forfeiture in the event of non-payment of said Note. Accordingly, the Stockholders hereby empower, authorize and direct the Voting Trustee: (i) to accept the Lanbo Shares, subject to the Note and the lien imposed upon such Lanbo Shares, and
(ii) to pay and satisfy all obligations of the Stockholders under the Note in accordance with the terms of the Note, a copy of which is attached hereto as Exhibit B and incorporated by reference. Except as set forth above, the Voting Trustee shall not be authorized to borrow any monies or incur any debt against or pledge any of the Lanbo Shares, the Replacement Shares (as defined herein), any other shares of capital stock held pursuant to this trust or under this Agreement, or any other property held under this Agreement.

      2. Upon deposit of the certificates representing the Lanbo Shares in accordance with Section 1 above, the Voting Trustee shall deliver or cause to be delivered to each Stockholder, his voting trust certificate for the same number of Lanbo Shares as set forth on Exhibit A hereto, which voting trust certificates will be in substantially the following form:

               LANBO FINANCIAL INVESTMENT COMPANY GROUP LIMITED
                            VOTING TRUST CERTIFICATE

Trust Certificate Number ___________   Number of Voting Trust Shares ___________

This certifies that _______________ has deposited ________ shares of capital stock, par value USD 1.00 per share, of Lanbo Financial Investment Company Group Limited, a company incorporated under the laws of the British Virgin Islands, with the Voting Trustee hereinafter named, under an agreement between the Voting Trustee and certain of the stockholders of the Company, dated as of September 28, 2004 (the "Agreement"), in exchange for this voting trust certificate representing shares of this voting trust. This certificate and the interest represented hereby is transferable only on the books of the Voting Trustee upon the presentation and surrender of this certificate. The holder of this certificate takes it subject to all the terms and conditions of the Agreement and becomes a party to that Agreement and is entitled to the benefits thereof. This voting trust certificate may not be transferred or sold except as specifically provided in the Agreement.


IN WITNESS WHEREOF, the Voting Trustee has caused this certificate to be signed as of September __, 2004.


                                    -----------------------------------
                                    Voting Trustee

      3. The voting trust certificates issued by the Voting Trustee may be transferred on the books of the Voting Trustee upon the surrender of such certificate or certificates, properly endorsed by the registered holders thereof. Title to the voting trust certificate when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of negotiable instruments. Every transferee of a voting trust certificate shall, by the acceptance of such certificate, become a party to this Agreement with like effect as though an original party.

      4. Title to the Lanbo Shares, certificates for which shall be deposited pursuant to this Agreement with the Voting Trustee, shall be vested in the Voting Trustee and shall be transferable into the name of the Voting Trustee upon the books of the Company. The Voting Trustee shall, as to all Lanbo Shares so held by him, except as expressly set forth herein to the contrary, possess and be entitled to exercise all stockholders' rights of every kind, including the right to vote and take part in, or consent to, any action of the stockholders of the Company. The holders of voting trust certificates shall not have any right, with respect to any Lanbo Shares held by the Voting Trustee to vote or to take part in or consent to, any action of the stockholders of the Company. The Voting Trustee shall have the right to dispose of any Lanbo Shares at any time for such cash, property or capital stock of another entity which the Voting Trustee determines in good faith to be fair consideration for the Lanbo Shares, provided the consideration received by the Voting Trustee for such Lanbo Shares shall become property of this trust and held under the terms of this Agreement. In the event that the Voting Trustee exchanges all or a portion of the Lanbo Shares for the capital stock or securities of another entity ("Replacement Securities"), such Replacement Securities shall become property of this trust and held under the terms of this Agreement by the Voting Trustee and in his name in the same manner as the Lanbo Shares which are the original subject hereof. Any other entity in which the Voting Trustee exercises voting power through the ownership of Replacement Securities shall be herein referred to as the "Replacement Company".

      5. The Voting Trustee will vote on matters which may come before him at any stockholders' meeting of the Company and /or Replacement Company and will exercise his best judgment from time to time to select suitable directors, to the end that the affairs of the Company and /or Replacement Company shall be properly managed, and the Voting Trustee, by virtue of his acting as a Voting Trustee, shall not be disqualified to serve as a director or officer of the Company and /or Replacement Company. The Voting Trustee, in his capacity as Voting Trustee, assumes no responsibility relating to the management, or any action taken by the directors or officers of the Company and /or Replacement Company. The Voting Trustee may vote the Lanbo Shares, the Replacement Securities or any other shares of voting capital stock held pursuant to this trust and Agreement in person or by such persons as he shall select as his proxy. No Voting Trustee shall be liable for any error of judgment or mistake of law, or other mistake or for anything except his own willful misconduct or gross management.

      6. In the event of the death or resignation of the Voting Trustee, the successor voting trustees shall be Xiao Genxiang and such successor trustees shall have the powers and authorities of the Voting Trustee under this Agreement. In the event of the death or resignation of Xiao Genxiang, the successor voting trustee shall be Feng Xiaohong and such successor trustee shall have the powers and authorities of the Voting Trustee under this Agreement. In the event there is subsequent to the date of this Agreement more than one Voting Trustee, all questions arising between the Voting Trustees shall be determined by decision of the majority of those then acting as trustees, whether at a meeting or by writing, with or without meeting.

      7. The Voting Trustee shall not be entitled to any compensation for his services, but shall be reimbursed by the holders of voting trust certificates for any expenses or liabilities incurred by him in connection with his duties under this Agreement, including disbursements and reasonable compensation of his agents, attorneys, employees and officers whom he may employ in carrying out the terms of this Agreement.

      8. The holder of each voting trust certificate shall be entitled, until the termination of this Agreement pursuant to Section 12 hereof, to receive, from time to time, payments equal to the dividends, if any, collected by the Voting Trustee on the Lanbo Shares, the Replacement Securities or any other shares of voting capital stock held pursuant to this trust, in a pro rata amount based on the number of voting trust certificate shares held by such holder.

      9. During the continuance of this Agreement, the Stockholders agree with each other and with the Voting Trustee, and the Voting Trustee accepts the trust upon the condition of this Agreement, that such Stockholders will not sell their respective Lanbo Shares, the Replacement Securities or any other shares of voting capital stock held pursuant to this trust although the Stockholders are free to transfer, sell or assign the voting trust certificates held by them; provided, however, that (i) the transferee thereof shall be bound by the terms and conditions of this Agreement and (ii) notice of such transfer, sale or assignment shall be promptly given to the Voting Trustee. No Stockholder may pledge his voting trust certificates to secure the payment of any debt or obligation.

      10. A copy of this Agreement shall be filed by the Voting Trustee in the principal office of the Company and/or Replacement Company, and shall be open for inspection during business hours by the trust certificate holders.

      11. This Agreement shall continue in effect for ten (10) years from the date of its execution, unless sooner terminated in accordance with the provisions of this Section 12 hereof.

      12. This Agreement may be terminated at any time by the unanimous consent of all registered holders of the voting trust certificates issued hereunder, provided the Note shall have been paid in full. The Voting Trustee also may terminate this Agreement at any time upon 15 days' advance written notice to the registered holders of voting trust certificates; provided, however, that the Voting Trustee may not terminate this Agreement until the Note has been paid in full or the Lanbo Shares are forfeited in the event of non-payment of the Note.

      At any time after termination of this Agreement, the holders of voting trust certificates will be entitled, upon surrender for cancellation of the voting trust certificates, and upon the payment of any transfer tax required by law, to receive certificates representing the Lanbo Shares, the Replacement Securities or Shares, or any other shares of voting capital stock held pursuant to this Agreement, pro rata based on the number of voting trust certificate shares held by such holder compared to the total number of voting trust certificates outstanding. All other property held under this Agreement shall be distributed, upon surrender of the voting trust certificate, pro rata based on the number of voting trust certificate shares held by such holder compared to the total number of voting trust certificates outstanding.

      13. This Agreement shall constitute a valid and binding agreement among the Stockholders and any subsequent holders of voting trust certificates and their respective successors and assigns. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations, by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may be executed on separate counterparts, each of which will be an original and all of which taken together will constitute one and the same Agreement. All questions concerning this Agreement will be governed by and interpreted in accordance with the internal law, not the law of conflicts, of the British Virgin Islands.

              [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this agreement as of the date and first written above.


VOTING TRUSTEE:


/s/ PINGJI LU
----------------------
PINGJI LU


STOCKHOLDERS:


/s/ Wen Liu
----------------------
Wen Liu


/s/ Guangzhe Feng
----------------------
Guangzhe Feng


/s/ Pengfei Liu
----------------------
Pengfei Liu


/s/ Qiang Tong
----------------------
Qiang Tong


/s/ Xuchang Zhang
----------------------
Xuchang Zhang


/s/ Fang Nie
----------------------
Fang Nie


/s/ Hongyan Wang
----------------------
Hongyan Wang

            [STOCKHOLDER SIGNATURE PAGE TO VOTING TRUST AGREEMENT]


/s/ Wenhua Meng
----------------------
Wenhua Meng


/s/ Xuewen Yu
----------------------
Xuewen Yu


/s/ Meng Luo
----------------------
Meng Luo


/s/ Zhu Liu
----------------------
Zhu Liu


/s/ Shaoming Liu
----------------------
Shaoming Liu


/s/ Junhong Wen
----------------------
Junhong Wen


/s/ Pingzhang Zhao
----------------------
Pingzhang Zhao


/s/ Yinli Fan
----------------------
Yinli Fan


/s/ Shuancun Wei
----------------------
Shuancun Wei


/s/ Weiqi Hui
----------------------
Weiqi Hui

            [STOCKHOLDER SIGNATURE PAGE TO VOTING TRUST AGREEMENT]


/s/ Xuejun Wang
----------------------
Xuejun Wang


/s/ Jun Yang
----------------------
Jun Yang


/s/ Weidong Chen
----------------------
Weidong Chen


/s/ Aiguo Fu
----------------------
Aiguo Fu


/s/ Juan Wang
----------------------
Juan Wang


/s/ Chunhong Yang
----------------------
Chunhong Yang


/s/ Bingyi Song
----------------------
Bingyi Song


/s/ Jing Fan
----------------------
Jing Fan


/s/ Taidong Wang
----------------------
Taidong Wang


/s/ Yan Jiao
----------------------
Yan Jiao

            [STOCKHOLDER SIGNATURE PAGE TO VOTING TRUST AGREEMENT]


/s/ Nenge Wang
----------------------
Nenge Wang


/s/ Bo Liu
----------------------
Bo Liu


/s/ Bing Yang
----------------------
Bing Yang


/s/ Junfeng Qiao
----------------------
Junfeng Qiao


/s/ Jun Wu
----------------------
Jun Wu


/s/ Shoufeng Li
----------------------
Shoufeng Li


/s/ Qinghai Fan
----------------------
Qinghai Fan


/s/ Yueying Liu
----------------------
Yueying Liu


/s/ Qiuxia Liu
----------------------
Qiuxia Liu

                               INDEX OF EXHIBITS

EXHIBIT A - Stockholders

EXHIBIT B - Note